Exhibit 99.1 Presentation Materials

2006 Annual Shareholder’s Meeting

Salisbury Bancorp, Inc.

**Statements contained in this Annual Meeting Presentation Material contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These
statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others:  changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and
the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports of Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and
Exchange Commission’s internet website (www.sec.gov) and to which reference in hereby made.
Therefore, actual future results may differ significantly from results discussed in the forward-
looking statements.

Salisbury Bank and Trust Company

$403 million in assets

Approximately 750 shareholders

24,000 deposit accounts

6,600 loan accounts

118 FTE’s

6 full service locations

9 ATM’s

2 limited service locations

2005 Highlights

Completed merger integration

Customer relationship management

Closed 1332 loans totaling more than $110 mm

Closed 281 residential mortgages - $55 million

Closed 258 commercial loans - $33 million

Net Income - $4,561,341

2005 Highlights (cont’d)

Trust and Investment Services

55 new account relationships - $12 million

Completed core operating system conversion

Bradley Foster and Sargent, Inc.

Enhanced business development resources

Mission

Salisbury Bank and Trust Company strives to be the leading
community bank in the tri-state area. We are committed to
providing professional financial services in a friendly and
responsive manner.

We are dedicated to being an active corporate citizen in the communities we serve, we will inspire our staff to grow
personally and professionally. Our achievement of these goals will continue to assure customer satisfaction, profitability, and enhanced shareholder value.

Stakeholders

Shareholders

Customers

Employees

Communities

MAPQUEST
10mi
10km
Ravena
Nassau
Pittsfield
Greenville
Cummington
Coxsackie
Acra
Cairo
Lee
Northampton
Hunter
Hudson
Holyoke
Tannersville
Great Barrington
Springfield
Saugerties
Hillsdale
New York
Massachusetts
Phoenicia
Red Hook
Connecticut
Agawam
Hurley
Rhinebeck
Lakeville
Winsted
Staatsburg
Amenia
Weatogue
Hyde Park
Torrington
Hartford
New Paltz
Poughkeepsie
Kent
Terryville
Bristol
Crown Heights
Newington
Walden
New Milford
Oakville
Waterbury
Newburgh
Naugatuck
Middletown
Washingtonville
Lake Carmel
Carmel
Danbury
Hamden
© 2006 MapQuest, Inc.

Tri-State area …

Leading community bank …

   9.20%

   9.05%

10.09%

Peer Group Avg.

  12.30%

  12.21%

10.81%

SBT

5 yr. avg.

3 yr. avg.

   1 yr.

Return on Average Equity

Leading community bank …

    .80%

    .78%

  .82%

Peer Group Avg.

   1.15%

   1.17%

1.12%

SBT

5 yr. avg.

3 yr. avg.

   1 yr.

Return on Average Assets

Professional …

We will apply our knowledge and expertise to match

customers needs and objectives to the most appropriate

solutions available.  We will maintain public trust by

always acting in an ethical manner.

Product training

Continuing education

Code of ethics policy

Experience level of senior management team averages
more than 24 years per individual

Friendly and Responsive …

We will treat every customer contact as an opportunity

to exceed their expectations.  We will always use

integrity, honesty, and sincerity when dealing with

both internal and external customers.

Customer service standards

Customer service scorecard

Product training

New and closed account surveys

Active Corporate Citizen …

We will serve the role of a business leader and

responsible corporate citizen through the financial

support of worthy community projects, encouraging

our directors, officers, and staff to participate in

activities which enhance the quality of life in the

communities we serve.

83% of employees and board members volunteer
their time for more than 150 community
organizations or events.

Contributed more than $750,000 since 1996

Inspire Our Staff to Grow Personally
and Professionally …

Finding and hiring the right talent

Career development opportunities

Provide management training

Encourage decision-making, responsibility,
and authority

Enhanced Shareholder Value …

Provide a continuous long-term source of
profitable growth and superior long-term economic
rewards.

Be a model in the market for prudent lending and
operating practices; by growing carefully and
selectively, and by maintaining stringent conformance
with banking regulations and policies.

Develop and preserve a superior capital position, being
one of the most financially strong banks in the market.

Value of $10,000 invested - Comparison Chart
26,000
24,000
22,000
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
May 2001
Jan 2002
Jan 2003
Jan 2004
Jan 2005
May 2006
Compare with:
Add
Find
Legend
SAL *
$XAX.X
$INDU
$RUT.X

Investment Valuation

Enhanced Shareholder Value …

Provide a continuous long-term source of profitable
growth and superior long-term economic rewards.

Be a model in the market for prudent lending and
operating practices; by growing carefully and
selectively, and by maintaining stringent
conformance with banking regulations and
policies.

Develop and preserve a superior capital position, being
one of the most financially strong banks in the market.

$250,000
$200,000
$150,000
$100,000
$50,000
$0
2001
2002
2003
2004
2005

Net Loans

Asset Quality

2001

2002

2003

2004

2005

Non-Performing Assets/Loans  (%)

0.41

1.03

0.49

1.12

0.36

Allowance Loan Loss/Loans (%)

1.01

1.07

1.19

1.24

1.22

Allowance Loan Loss/Non-Performing

Loans (%)

246.2

104.1

242.9

110.8

339.7

Net Charge Offs/Loans (%)

0

0.16

0.07

0.03

0.05

Enhanced Shareholder Value

Provide a continuous long-term source of profitable
growth and superior long-term economic rewards.

Be a model in the market for prudent lending and
operating practices; by growing carefully and
selectively, and by maintaining stringent conformance
with banking regulations and policies.

Develop and preserve a superior capital position,
being  one of the most financially strong banks in
the market.

Average Shareholder’s Equity

    9.40%

    9.60%

  10.38%

Average Shareholder’s
Equity to Average Assets

  5 yr. avg.

  3 yr. avg.

    1 yr.

Your company remains classified as a “well-capitalized”
bank according to regulatory standards.

2006 Objectives

Conservative and disciplined approach to
growing and managing the bank

Focus on what we can control

Grow core earnings

Increase non-interest income

Reduce non-interest expense

Enhance business banking services

Promote trust and investment services